Exhibit 10.8

DATE 3rd May 2006

EVOTEC (UK) LIMITED (1)

PATHEON UK LIMITED (2)

CONTRACT FOR THE SALE OF LEASEHOLD LAND

WITH VACANT POSSESSION

At

151 Milton Park, Abingdon, Oxfordshire

Manches LLP

9400 Garsington Road

Oxford Business Park

Oxford OX4 2HN

Tel +44 (0)1865 722 106

Fax +44 (0)1865 201 012

DX 4322 Oxford

www.manches.com

Ref: SPS/OX238789

Draft No: 1

Date: 24.02.2006

INDEX

1.	INTERPRETATION	1

2.	SALE AND PURCHASE	3

3.	CONDITIONS	3

4.	DEDUCING TITLE	4

5.	VACANT POSSESSION	4

6.	TITLE GUARANTEE	4

7.	FURNITURE	4

8.	MATTERS AFFECTING THE PROPERTY	5

9.	CONSENT	5

10.	ASSIGNMENT	6

11.	RENT INDEMNITY	6

12.	VAT	6

13.	ELECTRICITY SUPPLY	7

14.	EFFECTIVE DATE	7

15.	CLEANING	7

16.	RENT REVIEW	8

17.	COMPLETION	8

18.	SERVICE CHARGE DUE UNDER THE LEASE	9

19.	BUYER’S ACKNOWLEDGEMENT OF CONDITION	9

20.	ENTIRE AGREEMENT	9

21.	JOINT AND SEVERAL LIABILITY	10

22.	NOTICES	10

23.	RIGHTS OF THIRD PARTIES	11

24.	GOVERNING LAW AND JURISDICTION	11

25.	NON-MERGER	12

DATE 3rd May 2006

PARTIES

(1)	EVOTEC (UK) LIMITED incorporated and registered in England and Wales with company number 02674265 whose registered office is at 111 Milton Park, Abingdon, Oxfordshire, OX14 4RZ (“Seller”)

(2)	PATHEON UK LIMITED incorporated and registered in England and Wales with company number 03774421 whose registered office is at Kingfisher Drive, Swindon, SN3 5BZ (“Buyer”)

AGREED TERMS

1.	INTERPRETATION

1.1.	The definitions in this clause apply in this contract

“Buyer’s Conveyancer”	Veale Wasbrough Lawyers, Orchard Court, Orchard Lane, Bristol, BS1 5WS. Telephone: 0117 925 2020. Fax: 0117 925 2025. Ref rmr/2pj87/0006

“Completion Date”	3rd May 2006

“Consent”	a consent by the Landlord to the assignment to the Buyer of the residue of the term granted by the Lease

“Contract Rate”	3% per annum above the base lending rate from time to time of Barclays Bank PLC

“Landlord”	The person entitled to the immediate reversion to the Lease

“Lease”	the lease of the building known as Unit 151 Milton Park Abingdon and dated 15 January 1996 made between Lansdown Estates Group Limited and Oxford Asymmetry Limited (now known as Evotec (UK) Limited) and every document varying or supplemental or collateral to it

“Part 1 Conditions”	the conditions in Part 1 of the Standard Commercial Property Conditions (Second Edition) and “Condition “means any one of them

“Part 2 Conditions”	the conditions in Part 2 of the Standard Commercial Property Conditions (Second Edition)

“Property”	the leasehold property at Unit 151 Milton Park as demised by the Lease

“Seller’s Conveyancer”	Stephen Stratton of Manches LLP of 9400 Garsington Road, Oxford Business Park, Oxford, OX4 2HN. Telephone: 01865-722106. Fax: 01865-201012. Ref: SPS/OX238789

“VAT”	value added tax chargeable under the Value Added Tax Act 1994 and any similar replacement and any similar additional tax

“1994 Act”	Law of Property (Miscellaneous Provisions) Act 1994

1.2.	The rules of interpretation in this clause apply in this contract

1.3.	A “person” includes a corporate or unincorporated body

1.4.	Unless otherwise specified, a reference to a particular law is a reference to it as it is in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate legislation for the time being in force made under it

1.5.	A reference to laws in general is to all local, national and directly applicable supra-national laws in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate laws for the time being in force made under them and all orders, notices, codes of practice and guidance made under them

1.6.	The expression “tenant covenant” has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995

1.7.	“Writing” or “written” includes faxes but not e-mail

1.8.	Except where a contrary intention appears, a reference to a clause or Schedule is a reference to a clause of or Schedule to this contract

1.9.	Clause and Schedule headings do not affect the interpretation of this contract

2.	SALE AND PURCHASE

2.1.	The term of years created by the Lease remains vested in the Seller

2.2.	In consideration of their respective obligations under this contract, the Seller will assign to the Buyer and the Buyer will take from the Seller an assignment of the residue of the term of years granted by the Lease on the terms of this contract. No purchase price or deposit is payable

2.3.	The Buyer cannot require the Seller to:

2.3.1.	assign the Lease or any part of it to any person other than the Buyer; or

2.3.2.	assign the Lease in more than one parcel or by more than one transfer

3.	CONDITIONS

3.1.	The Part 1 Conditions are incorporated in this contract so far as they:

3.1.1.	apply to a sale by private treaty;

3.1.2.	relate to leasehold property

3.1.3.	are not inconsistent with the other clauses in this contract; and

3.1.4.	have not been modified or excluded by any of the other clauses in this contract

3.2.	The Part 2 Conditions are not incorporated into this contract

4.	DEDUCING TITLE

4.1.	The Seller’s title to the Lease has been deduced to the Buyer’s Conveyancer before the date of this contract.

4.2.	The Buyer is deemed to have full knowledge of the title and is not entitled to raise any objection, enquiry or requisition in relation to it

4.3.	Conditions 6.3.1 and 6.4.2 do not apply to this contract

5.	VACANT POSSESSION

5.1.	The Property will be sold with vacant possession on completion

5.2.	The Seller shall include with the assignment of the Lease all those items of furniture listed in Appendix 1

5.3.	The Seller shall prior to actual completion of the Assignment of the Lease clean the Laboratory areas of the Property such cleaning to be carried out in accordance with the guidelines contained in Appendix 2

6.	TITLE GUARANTEE

The Seller will assign the Lease with full title guarantee but the covenants implied by sections 3 and 4 of the 1994 Act shall be limited so that the Seller will have no liability under them for the consequences of any breach of the terms of the Lease relating to the physical state or condition of the Property

7.	FURNITURE

The Seller confirms that:-

7.1.	They own the legal title to all items listed in Appendix 1 free of any charge, lien or any credit sale agreement, leasing or hiring agreement, hire purchase agreement or any similar agreement or arrangement; and

7.2.	None of the items listed in Appendix 1 are subject to, and there is no agreement to create, a security interest or other encumbrance and prior to the Completion Date no such interest or encumbrance will be created or agreed to be created or permitted to arise; and

7.3.	None of the items listed in Appendix 1 will be disposed of prior to the Completion Date and;

7.4.	None of the items listed in Appendix 1 were purchased by the Seller on terms that provided for a reservation of title by the Seller

8.	MATTERS AFFECTING THE PROPERTY

8.1.	The Seller will assign the residue of the term of years granted by the Lease free from encumbrances other than:

8.1.1.	the tenant covenants and all terms and conditions contained or referred to in the Lease

8.1.2.	any matters discoverable by inspection of the Property before the date of this contract

8.1.3.	any matters which the Seller does not and could not reasonably know about

8.1.4.	any matters disclosed or which would have been disclosed by the searches and enquiries which a prudent buyer would have made before entering into this contract;

8.1.5.	public requirements

8.1.6.	any matters which are, or (where the Lease is not registered) would be unregistered interests which override first registration under Schedule 1 to the Land Registration Act 2002

8.2.	Conditions 3.1.1, 3.1.2, 3.1.3 and 3.3 do not apply to this contract

8.3.	The Buyer is deemed to have full knowledge of the matters referred to in clause 8.1 and will not raise any enquiry, objection, requisition or claim in respect of any of them

9.	CONSENT

9.1.	Completion is conditional on the Consent such Consent being evidenced in a written, formal licence to assign, dated and being obtained on reasonable terms, signed or executed by or on behalf of each of the parties to it

9.2.	The Buyer shall contribute the sum of £2450 plus VAT to the costs incurred by the Landlord in granting the Consent such contribution to be paid to the Seller on or before the Completion Date

10.	ASSIGNMENT

10.1.	The assignment to the Buyer will be in the agreed form initialled by the parties and annexed to this contract as Appendix 3

10.2.	The Buyer and the Seller will execute the assignment in duplicate

11.	RENT INDEMNITY

11.1.	To secure the Buyer’s agreement to this sale and purchase, the Seller will indemnify the Buyer up to and including 31 July 2006 against the rent first reserved by the Lease in the sum equivalent to the sum representing the rent first reserved by the Lease for the period beginning on the first day of the month following the Completion Date and expiring on 31 July 2006 and for the avoidance of doubt this indemnity shall be against the rent first reserved by the Lease at a rate of £121,500 per annum

11.2.	The Seller warrants to the Buyer that it has paid to the Landlord the rent firstly reserved by the Lease in respect of the period from 1 April 2006 to and including 30 April 2006 at the rate of £121,500 per annum

11.3.	The Seller shall pay to the Buyer on completion a sum equivalent to the VAT due on the payment from the Seller to the Buyer under clause 11.1

11.4.	The Buyer shall on completion deliver to the Seller a receipted VAT invoice for the payment received from the Seller pursuant to clause 11.1 above

12.	VAT

12.1.	Each amount stated to be payable by the Buyer to the Seller or by the Seller to the Buyer under or pursuant to this contract is exclusive of VAT (if any)

12.2.	If any VAT is chargeable on any supply made by the Seller or the Buyer under or pursuant to this contract, the Buyer or the Seller (as the case may be) will on receipt of a valid VAT invoice, pay to the other an amount equal to that VAT as additional consideration on completion

13.	ELECTRICITY SUPPLY

13.1.	Following the Completion Date the Seller will continue to procure a supply of electricity to the Property through its adjoining property at Units 150 Milton Park

13.2.	The Buyer will pay to the Seller all charges properly and reasonably incurred for such electricity supply used at the Property at the commercial rate payable.

13.3.	The Buyer will provide the Seller all reasonable access to the Property to enable the Seller to read the electricity meter in the Property

13.4.	The Buyer will use its reasonable endeavours to arrange a separate electricity supply to the Property prior to 1 August 2006. If it is unable to procure a separate electricity supply to the Property by this date the Seller and the Buyer nevertheless agree that the Seller will continue to procure a supply of electricity to the Property until such time as the Buyer has arranged a separate supply subject to the Buyer continuing to reimburse the Seller all charges for such supply of electricity at the usual commercial rates.

14.	EFFECTIVE DATE

With effect from 1 April 2006 the Buyer will be responsible for and indemnify the Seller against all payments due under the terms of the Lease except for payments of the rent firstly reserved by the Lease at a rate pf £121,500 per annum up to and including 31 July 2006.

15.	CLEANING

Prior to the Completion Date the Seller will clean the Property in accordance with the attached Schedule at Appendix 2 to the reasonable satisfaction of the Buyer and the Seller will confirm when they have completed the cleaning and notify the Buyer that the Property is available for inspection

16.	RENT REVIEW

16.1.	Under the terms of the Lease there is an outstanding rent review. The review date under the Lease was 29 September 2005

16.2.	Following completion of the Assignment (but not before) the Buyer may continue with the negotiations to agree the review rent under the Lease (“the Review Rent”) with the Landlord as soon as reasonably practicable but may not agree the level of the revised rent without the written consent of the Seller, such consent not to be unreasonably withheld or delayed

16.3.	The Buyer is to keep the Seller informed of the progress of the rent review negotiations

16.4.	The Buyer may refer the Review Rent to an independent Surveyor pursuant to the terms of the Lease and will keep the Seller informed of progress of determination of the Review Rent

16.5.	When the Review Rent has been agreed or determined the Seller must account to the Buyer for payment of the sum by which the current rent (payable in accordance with the terms of the Lease immediately before the date of this Agreement) is exceeded by the Review Rent plus interest in accordance with clause 6 of the Lease from and including 29 September 2005 up to and including 31st March 2006 such payment is to be made within five working days of the Buyer providing the Seller with a written demand

16.6.	The Buyer shall be responsible for any increased rent and any interest payable which relates to their period as tenant under the Lease which for the avoidance of doubt shall be the period beginning on 1st April 2006 and continuing for the remainder of the term of the Lease

16.7.	The Buyer will be responsible for any costs incurred in relation to any rent review negotiations following the Completion Date

17.	COMPLETION

17.1.	Completion will take place on the Completion Date

17.2.	Condition 1.1.3(b) is amended to read: “in the case of the seller, even though a mortgage remains secured on the property, if the amount to be paid on completion enables the property to be transferred freed of all mortgages, (except those to which the sale is expressly subject) or if the seller produces reasonable evidence that this is the case.”

17.3.	Condition 8.4 is amended to add, “(d) any other sum which the parties agree under the terms of the contract should be paid or allowed on completion”

18.	SERVICE CHARGE DUE UNDER THE LEASE

The service charge and insurance rent payable in accordance with clause 2 (2) and clause 2 (3) of the Lease will be apportioned and the Buyer will indemnify the Seller for those items of service charge and insurance rent expenditure that are billed by the Landlord to the Seller on or after 1st April 2006 EXCEPT in respect of any balancing payments due to the Landlord from the Seller for costs relating to service charge and insurance rent prior to 1st April 2006

19.	BUYER’S ACKNOWLEDGEMENT OF CONDITION

The Buyer acknowledges that before the date of this contract, the Seller has given the Buyer and others authorised by the Buyer, permission and the opportunity to inspect, survey and carry out investigations as to the condition of the Property. The Buyer has formed its own view as to the condition of the Property and the suitability of the Property for the Buyer’s purposes

20.	ENTIRE AGREEMENT

20.1.	This contract and the documents annexed to it constitute the entire agreement and understanding of the parties and supersede any previous agreement between them relating to the subject matter of this contract

20.2.

The Buyer acknowledges and agrees that in entering into this contract, it does not rely on and shall have no remedy in respect of any statement, representation, warranty, collateral agreement or other assurance (whether made negligently or innocently) of any person (whether party to this contract or not) other than as expressly set out in this contract or the documents annexed to it or in any written replies which the Seller’s Conveyancer has given to any written enquiries raised by the Buyer’s

Conveyancer before the date of this contract. Nothing in this clause shall, however, operate to limit or exclude any liability for fraud

20.3.	Condition 9.1.1 is varied to read, “If any plan or statement in the contract or in written replies which the seller’s Conveyancer has given to any written enquiry raised by the buyer’s Conveyancer or in the negotiations leading to it before the date of this contract, is or was misleading or inaccurate due to an error or omission the remedies available are as follows.”

21.	JOINT AND SEVERAL LIABILITY

Where the Buyer is more than one person, the Seller may release or compromise the liability of any of those persons under this contract or grant time or other indulgence without affecting the liability of any other of them

22.	NOTICES

22.1.	Any notice given under this contract must be in writing and signed by or on behalf of the party giving it

22.2.	Any notice or document to be given or delivered under this contract may be given by delivering it personally or sending it by pre-paid first class post, or recorded delivery, or fax to the address and for the attention of the relevant party as follows:

22.2.1.	to the Seller at:

111 Milton Park, Abingdon, OX14 4RZ

Fax No: 01235 863139

marked for the attention of: DR MARIO POLYWKA

or at the Seller’s Conveyancer, quoting the reference SPS/OX238789

22.2.2.	to the Buyer at:

Kingfisher Drive, Swindon, SN3 5BZ

Fax No: 01793 501010

marked for the attention of: RICHARD MORRIS, EUROPEAN LEGAL COUNSEL

22.3.	Giving or delivering a notice or a document to a party’s Conveyancer has the same effect as giving it to that party

22.4.	Any such notice or document will be deemed to have been received:

22.4.1.	if delivered personally, at the time of delivery provided that if delivery occurs before 9.00 am on a working day, the notice will be deemed to have been received at 9.00 am on that day, and if delivery occurs after 5.00 pm on a working day, or at any time on a day which is not a working day, the notice will be deemed to have been received at 9.00 am on the next working day

22.4.2.	in the case of pre-paid first class or recorded delivery post, at 9.00 am on the second working day after posting; and

22.4.3.	in the case of fax, at the time of transmission

22.5.	In proving delivery, it will be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class, recorded delivery or registered letter or that the fax message was properly addressed and transmitted, as the case may be

22.6.	A notice or document delivered under this contract will not be validly given or delivered if sent by e-mail.

22.7.	Condition 1.3 does not apply to this contract

23.	RIGHTS OF THIRD PARTIES

A person who is not a party to this contract will not have any rights under or in connection with it by virtue of the Contracts (Rights of Third Parties) Act 1999

24.	GOVERNING LAW AND JURISDICTION

24.1.	This contract will be governed by and construed in accordance with the law of England and Wales

24.2.	Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this contract or the legal relationships established by this contract

24.3.	Each party irrevocably consents to any process in any legal action or proceedings arising out of or in connection with this contract being served on it in accordance with the provisions of this contract relating to service of notices. Nothing contained in this contract shall affect the right to serve process in any other manner permitted by law

25.	NON-MERGER

The provisions of this Agreement will remain in full force and effect (notwithstanding completion of the assignment of the Lease) to the extent that they remain to be complied with

Executed by the parties as a deed and delivered on but not before the date inserted as the date of this deed.

EXECUTED as a Deed by

EVOTEC (UK) LIMITED

Acting by:

Director /s/ M. Polywka

Director/Secretary /s/ M. Ashton

EXECUTED as a Deed by

PATHEON UK LIMITED

Acting by:

Director /s/ Ian Jones

Director/Secretary /s/ Richard Morris

From:

151 1st Floor Office 1	Desk Round Table × 1 4 × chairs

151 1st Floor Office 2	Desk Round Table × 1 4 × chairs 1 × PC chair

151 1st Floor Office 3	Desk Filing cabinet × 1 Small bookcase × 2 1 × PC chair

151 1st Floor Office 4	Desk 1 × chair

151 1st Floor Office 5	Desk Round Table × 1 3 × chairs 1 × PC chair

151 First Floor Office 6	Desk Filing cabinets × 2 Bookcase × 1 small 2 × chairs 1 × PC chair

151 1st Floor Office 7	Desk 1 × PC chair Metal Filing cabinet

151 1st Floor Office 8	Straight Desk × 2 Filing Cabinets × 2 Small Bookcase × 1 1 × PC chair

151 1st Floor Office 9	1 × desk 1 × PC chair

151 1st Floor Office 10	1 × desk
1 × PC chair

151 1st Floor Office 11	Desk

1 × chair

151 1st Floor 1st Flr Mtg Rm	Conference Table 6 × chairs

151 1st Floor Open Plan Areas	2 × 4-man workstations

151 Archive Store	EMPTY

151 Stationery Store	Racking Grey Cabinet

151 Kitchen	Water Boiler

151 Canteen Area	Conference Tables × 3 12 × chairs 3 × vending machines

151 1st Floor Locker Room	Lockers Benches Grey Cupboard

151 Ground Flr Office 12	2 × desks 2 × chairs

151 Ground Flr Office 13	1 × Desk 1 × chair

151 Ground Flr Office 14	Desk × 1 Filing Cabinet × 1 Bookcase × 2 1 × PC chair

151 Ground Flr Office 15	1 × Desk 1 × Chair

151 Ground Flr Reception	Reception Desk Table Pedestal 5 × chairs

151 Ground Flr Board Room	Conference Table

12 × chairs

151 Ground Flr Meeting Room	Conference Table 12 × chairs

151 Ground Flr Reading Room 1	10 desks 10 chairs

151 Ground Flr Glassware Store

151 Ground Flr Reading Room 2	10 desks 10 chairs

Laboratories	The laboratories will all remain (including benching, fume cupboards etc, but excluding glassware, instruments, the NMR, all HPLCs and other moveable equipment)

Plant and Access	All plant fittings will remain (including HVAC systems, heat/cool units and the door access system (although this will be separated form the main system). The phone system switch will be removed but the crone blocks and the CAT 5 data cabling from the desk blocks to the RJ45 patch panels will remain. The conferencing and video unit in the ground floor meeting room will also remain.

HOWARTH CONSULTANCY

Decommissioning Check-list for Laboratories

The following list may be used as an aide in decommissioning laboratories and associated areas. It should be borne in mind that careful attention should be given to ensuring that no hazardous materials, equipment or situations remain in the areas concerned; especially so when premises are to pass into the hands of a third party, such as, new owner, contract cleaners or building construction workers, etc. Note that even where it is planned for the laboratory to be cleaned after vacating, there is a responsibility to ensure that all chemical contamination has been appropriately dealt with before cleaners carry out their operation.

COSHH Regulations: Note all decommissioning & clean-up operations must be carried out with due regard compliance with COSHH Regulations. Spillages / residues of unknown nature should be categorised as HIGH HAZARD and treated accordingly as set out in the Spillage Control Procedure Hazard Card.

Mercury Spillages: Not uncommonly spillages of metallic mercury are found during decommissioning. These should be dealt with in accordance with the specified measures set out in the Spillage Control Procedure Hazard Card.

Fume cupboards:

Check all fume cupboard areas are cleared of apparatus, equipment & chemicals.

Ensure bench tops are decontaminated; if necessary by removing, cleaning and replacing. Check side-panels, rear baffles, etc. for any residues, splashes, etc. and clean up as appropriate.

Ensure any broken glass fragments, capillaries, Pasteur pipettes, etc. are removed.

Remove any redundant notices appertaining to the fume cupboard; including marker-pen writing, etc. on the sash window.

Disconnect & remove any connections to service outlets (eg. rubber tubing on water taps).

Check drains are free running & not left obstructed with any debris.

Check services are left turned off-no water taps left dripping.

Check that any damage to service controls is duly notified to maintenance staff.

Check space below fume cupboard is cleared completely; if there is a storage cupboard beneath the bench, check it is emptied / decontaminated of any chemicals, etc.

Side-benches / Island benches:

Check cupboards & drawers are all completely emptied. Remove any redundant labelling on same. Ensure any residual contamination due to chemical materials is fully cleaned up (including cleaning behind movable/removable cupboards). Ensure any broken glass fragments, capillaries, samples, Pasteur pipettes, etc. are removed.

Ensure the bench-top is cleared of all equipment, apparatus, chemicals, etc.; and is then wiped over and left in a clean condition.

Waste receptacles:

Check all waste receptacles are emptied & cleaned out; and, if appropriate, are removed from the premises being decommissioned.

Check fully the areas where the waste receptacles are normally located & ensure that no waste has fallen behind or into the outer container; remove same and decontaminate, if necessary.

Measures should be taken to ensure no further use is made of cleaned / decontaminated waste receptacles during the remainder of decommissioning. …………./cont.

1

HOWARTH CONSULTANCY

Cont./…….

Sinks / Drain troughs:

Check sinks are cleaned out; debris, equipment, apparatus being removed.

Check any drain troughs, etc. are cleaned out.

Ensure all sinks / drain troughs are free running (ie. not blocked).

Documentation, Notices, Signage:

Ensure all health & safety documentation (and any other documentation relevant to the laboratory) is removed and archived, where appropriate-especially with respect to records (eg. fume cupboard servicing).

Ensure all redundant notices / signage, etc. (including nameplate, if appropriate) are removed; especially where a change of use is to take place.

Final check / ‘orphan samples’ / fire extinguishers

Ensure a final walk-round check is made; verify all the floor area has been cleared; all fume cupboards clear; all bench areas & waste receptacles clear.

Ensure any ‘orphan samples’ (ie. ownership unknown) have been removed from the laboratory & assigned to an approved course of action (identification / disposal, etc.).

Ensure there are no residual fragments of broken glass.

Ensure compliance is made on policy re.- fire extinguishers (ie. to remain or be removed).

Ensure all items to be removed, have been removed.

Ensure no potential hazards remain in the decommissioned area, attributable to the previous occupancy, which could be detrimental to other (uninformed) personnel entering / working / cleaning, etc. in the area.

Laboratory fittings / wired-in electrical appliances:

Establish policy with regard to fittings (eg. shelf-units) and electrical appliances wired to fused outlets (eg. certain refrigerators / washing machines) and ensure compliance is made regarding their removal / non-removal.

Refrigerators / Freezers:

Ensure refrigerators / freezers are emptied of all samples / reagents / chemicals (which should be properly relocated); are switched off & decommissioned / disconnected; and removed from the laboratory.

Quality Verification:

Written confirmation that the following classes of compound have not been used in the areas (or in the event that they have what cleaing and decontamination ahs taken place):-

(i)	Beta-lactams, carbopenems, penicillins;

(ii)	Teratogens and mutagens;

(iii)	Respiratory sensitisers;

(iv)	Cytotoxic and cytostatic compounds;

(v)	Controlled substances;

(vi)	Radioactive materials;

(vii)	Any other substances required to be registered with the DoH; and

(viii)	Hormones or sex hormones.

2

DATE            2006

EVOTEC (UK) LIMITED (1)

PATHEON UK LIMITED (2)

ASSIGNMENT

of leasehold property at

151 Milton Park, Abingdon

Manches LLP

9400 Garsington Road

Oxford Business Park

Oxford OX4 2HN

Tel +44 (0)1865 722 106

Fax +44 (0)1865 201 012

DX 4322 Oxford

www.manches.com

Ref: SPS/238789

Draft No: 1

Date: 24.02.2006

[MANCHES]

INDEX

1.	DEFINITIONS AND INTERPRETATION	1
2.	RECITALS	3
3.	ASSIGNMENT	3
4.	TITLE GUARANTEE	3

ASSIGNMENT

DATE: [                                                          ] 2006

PARTIES:

(1)	“Seller”	EVOTEC (UK) LIMITED
Company No: 02674265
Registered Office: 111 Milton Park, Abingdon

(2)	“Buyer”	PATHEON UK LIMITED
Company No: 03764421
Registered Office: Kingfisher Drive,
Swindon, SN3 5BZ

1.	Definitions and Interpretation
1.1. Definitions

In this deed the following words and expressions have the following meanings:

	“Lease”	a lease of the Property dated 15 January 1996 and made between Lansdown Estates Group Limited (1) and Oxford Asymmetry Limited (now known as Evotec (UK) Limited) (2) as varied or supplemented by any licences and deeds of variation

	“Property”	the leasehold property known as Unit 151 Milton Park Abingdon described in and demised by the Lease

	“Term”	the term of years granted by the Lease including any period of holding over or extension or continuation whether implied or granted by statute or common law

	“VAT”	Value Added Tax or any tax amending and/or

replacing it

1.2.	Interpretation

In this deed:

1.2.1.	the headings are for convenience only and do not affect its construction or interpretation and references to a clause are references (unless otherwise stated) to a clause in this deed

1.2.2.	words of one gender include all other genders and any reference to a person includes a reference to a company authority board department or other body

1.2.3.	if an obligation is owed to or by more than one person that obligation is owed to or by those persons separately jointly or in any combination

1.2.4.	any obligation on a party to do any act or thing includes an obligation to procure that it is done and any obligation not to do any act or thing includes an obligation not to permit the doing of the act or thing

1.2.5.	any consent approval authorisation or notice required or given under this deed will only take effect if given in writing

1.2.6.	references to “statute” are references to any statute or statutory provision for the time being in force and any regulations orders byelaws or other subordinate legislation made under any such statute or statutory provision from time to time

1.2.7.	unless expressly stated to the contrary any reference to a specific statute includes any statutory extension or modification amendment or re-enactment of that statute and any regulations or orders made under it

1.2.8.	the expression “tenant covenants” has the same meaning as in Section 28(1) of the Landlord and Tenant (Covenants) Act 1995

2.	Recitals

2.1.	By the Lease the Property was demised to the Seller for the Term subject to the rent reserved by and the covenants and conditions in the Lease

2.2.	The Lease remains vested in the Seller for the unexpired period of the Term and the Seller has agreed to assign the Lease to the Buyer

2.3.	The Lease is a new tenancy as defined by Section 1 of the Landlord and Tenant (Covenants) Act 1995

3.	Assignment

In consideration of the covenants on the part of the Buyer contained in this deed the Seller assigns the Lease to the Buyer for the unexpired period of the Term subject from now on to the Buyer paying the rent and observing and performing the covenants and conditions in the Lease

4.	Title Guarantee

4.1.	This assignment is made with full title guarantee except that:

4.2.	The Seller is not liable under the covenants implied by Section 3 or Section 4 of the Law of Property (Miscellaneous Provisions) Act 1994 for the consequences of any breach of the terms of the Lease concerning the condition of the Property

4.3.	This assignment is made subject to all matters to which the contract dated the day of 2006 between the Seller (1) the Buyer (2) for this assignment is made

4.4.	All matters recorded at the date of this assignment in registers open to public inspection are deemed to be within the actual knowledge of the Buyer for the purposes of Section 6(2)(a) of the Law of Property (Miscellaneous Provisions) Act 1994, notwithstanding Section 6(3) of that Act

4.5.	The Property will not, by virtue of the assignment, have any rights, easements or the benefit of any other matters over land, if any, retained by the Seller other than those (if any) which are expressly mentioned or granted by the assignment and Section 62 of the Law of Property Act 1925 will not apply to this assignment

Executed by the parties as a deed and delivered on but not before the date inserted as the date of this deed

EXECUTED as a Deed by	)
EVOTEC (UK) LIMITED	)
acting by:	)

Director

Secretary

EXECUTED as a Deed by	)
PATHEON UK LIMITED	)
acting by:	)

Director

Secretary